Exhibit 99.1

For Immediate Release

SL Industries Announces 2014 Third Quarter Results

MT. LAUREL, NEW JERSEY, November 3, 2014 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the third quarter and nine months ended September 30, 2014 are summarized in the following paragraphs. Please read the Company's Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

Third Quarter Results

Net sales for the quarter ended September 30, 2014, were $56.2 million, compared with net sales for the quarter ended September 30, 2013 of $53.0 million.

Income from continuing operations for the quarter ended September 30, 2014 was $3.0 million, or $0.72 per diluted share, compared to income from continuing operations of $3.4 million, or $0.82 per diluted share, for the quarter ended September 30, 2013. Although the Company’s income from continuing operations before income taxes increased by $0.4 million, or 8%, the Company’s income from continuing operations was negatively impacted by the Company’s effective tax rate recorded during the quarter ended September 30, 2014 as compared to 2013. The increase in the effective tax rate recorded during 2014 was primarily due to the expiration of the federal research and development tax credits in 2014 as compared to 2013 as well as a change in estimate related to the federal and state research and development tax credits which was recognized during the third quarter of 2014.

Net income for the quarter ended September 30, 2014 was $2.9 million, or $0.69 per diluted share, compared to net income of $3.2 million, or $0.75 per diluted share, for the quarter ended September 30, 2013. Net income for the quarter ended September 30, 2014 included a loss from discontinued operations of $0.1 million, or $0.03 per diluted share, compared to a loss from discontinued operations of $0.3 million, or $0.07 per diluted share, for the third quarter of 2013. The losses from discontinued operations in 2014 and 2013 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated EBITDA from continuing operations of $5.7 million for the third quarter of 2014, as compared to $5.3 million for the same period in 2013, an increase of $0.4 million, or 8%. The Company generated Adjusted EBITDA from continuing operations of $6.2 million for the third quarter of 2014, compared to $5.5 million for the same period in 2013, an increase of $0.7 million, or 13%. See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Full Year Results

Net sales for the nine months ended September 30, 2014 were $165.5 million compared with net sales for the nine months ended September 30, 2013 of $151.9 million.

Income from continuing operations for the nine months ended September 30, 2014 were $11.3 million, or $2.71 per diluted share, compared to income from continuing operations of $8.7 million, or $2.07 per diluted share, for the nine months ended September 30, 2013.

Net income for the first nine months ended September 30, 2014 was $11.0 million, or $2.62 per diluted share, compared to net income of $7.9 million, or $1.89 per diluted share, for the first nine months ended September 30, 2013. Net income for the first nine months ended September 30, 2014 included a loss from discontinued operations of $0.4 million, or $0.09 per diluted share, compared to a loss from discontinued operations of $0.7 million, or $0.18 per diluted share, for the first nine months ended September 30, 2013. The losses from discontinued operations in 2014 and 2013 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated EBITDA from continuing operations of $19.6 million for the nine months ended 2014, as compared to $13.7 million for the same period in 2013, an increase of $5.9 million, or 43%. The Company generated Adjusted EBITDA from continuing operations of $19.5 million for the nine months ended 2014, compared to $15.2 million for the same period in 2013, an increase of $4.3 million, or 28%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

At September 30, 2014, the Company reported $11.6 million of cash and cash equivalents, compared to $7.2 million of cash and cash equivalents as of December 31, 2013. Cash and cash equivalents increased in 2014 primarily due to $11.8 million of cash provided by operating activities from continuing operations.

Updated Guidance 2014

The Company anticipates, based on current information, full-year 2014 Net Sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $219 million to $225 million, $24 million to $26 million, and $24 million to $26 million, respectively. The Company's outlook for the fourth quarter of 2014 is Net Sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $54 million to $58 million, $5 million to $7 million, and $5 million to $7 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,573	$7,163
Receivables, net	36,072	30,765
Inventories, net	26,800	22,963
Other current assets	5,347	9,972
Total current assets	79,792	70,863
Property, plant and equipment, net	11,401	10,790
Intangible assets, net	22,049	20,012
Other assets and deferred charges, net	11,203	11,669
Total assets	$124,445	$113,334

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$42,669	$33,812
Long-term liabilities	12,473	20,347
Shareholders' equity	69,303	59,175
Total liabilities and shareholders' equity	$124,445	$113,334

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)

Net sales	$56,174	$52,999	$165,508	$151,880
Cost and expenses:
Cost of products sold	36,950	35,772	108,813	100,735
Engineering and product development	3,410	3,187	9,805	10,362
Selling, general and administrative	10,145	8,757	28,324	26,668
Depreciation and amortization	677	578	1,927	1,793
Restructuring charges	-	-	463	-
Total cost and expenses	51,182	48,294	149,332	139,558
Income from operations	4,992	4,705	16,176	12,322

Other income (expense):
Amortization of deferred financing costs	(22)	(21)	(65)	(60)
Interest income	2	8	5	11
Interest expense	(9)	(21)	(52)	(71)
Other gain (loss), net	56	(21)	1,535	(348)
Income from continuing operations before income taxes	5,019	4,650	17,599	11,854
Income tax provision	1,999	1,216	6,259	3,184
Income from continuing operations	3,020	3,434	11,340	8,670
(Loss) from discontinued operations, net of tax	(125)	(282)	(390)	(737)
Net income	$2,895	$3,152	$10,950	$7,933

Basic net income (loss) per common share
Income from continuing operations	$0.73	$0.83	$2.74	$2.09
(Loss) from discontinued operations, net of tax	(0.03)	(0.07)	(0.09)	(0.18)
Net income	$0.70	$0.76	$2.65	$1.91

Diluted net income (loss) per common share
Income from continuing operations	$0.72	$0.82	$2.71	$2.07
(Loss) from discontinued operations, net of tax	(0.03)	(0.07)	(0.09)	(0.18)
Net income	$0.69	$0.75	$2.62	$1.89

Shares used in computing basic net income (loss)
per common share	4,145	4,134	4,137	4,144
Shares used in computing diluted net income (loss)
per common share	4,204	4,184	4,178	4,190

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)

Net income	$2,895	$3,152	$10,950	$7,933
Other comprehensive income, net of tax:
Foreign currency translation	(314)	22	(196)	115
Net unrealized gain on available-for-sale securities	-	205	-	205
Net unrealized gain reclassified into income on sale of available-for-sale securities	-	-	(1,094)	-
Comprehensive income	$2,581	$3,379	$9,660	$8,253

Segment Results
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Net sales
SLPE	$17,821	$22,370	$54,504	$58,350
High Power Group	21,699	16,396	64,461	51,096
SL-MTI	11,205	9,414	32,175	27,568
RFL	5,449	4,819	14,368	14,866
Net sales	56,174	52,999	165,508	151,880

Income from operations
SLPE	1,971	2,115	5,203	4,296
High Power Group	2,838	1,444	9,676	5,596
SL-MTI	1,243	1,880	5,146	4,762
RFL	810	770	1,250	2,099
Unallocated Corporate Expenses	(1,870)	(1,504)	(5,099)	(4,431)
Income from operations	4,992	4,705	16,176	12,322

Other income (expense):
Amortization of deferred financing costs	(22)	(21)	(65)	(60)
Interest income	2	8	5	11
Interest expense	(9)	(21)	(52)	(71)
Other gain (loss), net	56	(21)	1,535	(348)
Income from continuing operations before income taxes	$5,019	$4,650	$17,599	$11,854

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)		(In thousands)

Income from continuing operations, net of tax	$3,020	$3,434	$11,340	$8,670

Add (deduct):
Interest income	(2)	(8)	(5)	(11)
Interest expense	9	21	52	71
Income tax provision	1,999	1,216	6,259	3,184
Depreciation and amortization	677	578	1,927	1,793
Amortization of deferred financing costs	22	21	65	60
EBITDA from continuing operations	5,725	5,262	19,638	13,767

Recognition of non-cash inventory purchase accounting adjustment	240	-	240	-
Direct acquisition costs	121	-	146	-
Non-cash stock-based compensation expense	191	114	525	446
Unrealized (gain) loss on foreign exchange contracts	(54)	21	167	348
Restructuring costs	-	-	463	-
(Gain) on sale of available-for-sale securities	-	-	(1,691)	-
China work stoppage costs	-	127	-	662
Adjusted EBITDA from continuing operations	$6,223	$5,524	$19,488	$15,223

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including the recognition of a non-cash inventory purchase accounting adjustment related to the Dynetic Systems, Inc. acquisition, direct acquisition costs, non-cash stock-based compensation expense, unrealized (gain) loss on foreign exchange contracts, restructuring costs, gain on sale of available-for-sale securities, and China work stoppage costs. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include the recognition of a non-cash inventory purchase accounting adjustment related to the Dynetic Systems, Inc. acquisition,
•	Adjusted EBITDA does not include direct acquisition costs;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include (gain) loss, realized or unrealized, on foreign exchange contracts;
•	Adjusted EBITDA restructuring costs;
•	Adjusted EBITDA does not include gain on sale of available-for-sale securities;
•	Adjusted EBITDA does not include work stoppage costs.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525